                                                                      Exhibit 21
                        UNITED WATER RESOURCES INC.
                    LIST OF SUBSIDIARIES OF THE REGISTRANT


Names of Companies and their Subsidiaries                States of Incorporation
-----------------------------------------                -----------------------

United Water New Jersey Inc.                                    New Jersey
United Water New York Inc.                                      New York

United Waterworks Inc.                                          Delaware
   United Water Idaho Inc.                                      Idaho
   United Water Florida Inc.                                    Florida
   United Water Pennsylvania Inc.                               Pennsylvania
   United Water New Rochelle Inc.                               New York
   United Water Delaware Inc.                                   Delaware
   United Water Toms River Inc.                                 New Jersey
   14 other subsidiaries in the water services business         7 states

United Water Mid-Atlantic Inc.                                  New Jersey
   Owns 9 subsidiaries in the water services business           New Jersey

United Properties Group Incorporated                            New York
   Owns 8 subsidiaries in the real estate business              3 states

United Water UK Limited                                         N/A

Laboratory Resources, Inc.                                      New Jersey

Twelve (12) other subsidiaries in businesses related to the     4 states
   water industry or providing services to affiliates

                                      116